UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2014

MARATHON PATENT GROUP, INC.
 (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-54652
Commission File No.

01-0949984
(I.R.S. Employer Identification Number)

11100 Santa Monica Blvd., Ste. 380
Los Angeles, CA 90025
 (Address of principal executive offices)

(703) 232-1701
 (Registrant’s telephone number, including area code)

Copies to:
Harvey J. Kesner, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On September 17, Marathon Patent Group, Inc. (the “Company”) entered into a consulting agreement (the “Consulting Agreement”) with GRQ Consultants, Inc. (“GRQ”), pursuant to which GRQ shall provide certain consulting services including, but not limited to, advertising, marketing, business development, strategic and business planning, channel partner development and other functions intended to advance the business of the Company.  As consideration, GRQ shall be entitled to 100,000 shares of the Company’s preferred stock, 50% of which vested upon execution of the Consulting Agreement, and 50% of which shall vest in six (6) equal monthly installments of commencing on October 17, 2014.  In addition, the Consulting Agreement allows for GRQ to receive additional shares of preferred stock upon the achievement of certain performance benchmarks. All shares of preferred stock issuable to Consultant shall be pursuant to the 2014 Plan (as defined below) and shall be subject to shareholder approval of the 2014 Plan on or prior to September 16, 2015. The Consulting Agreement contains an acknowledgement that the conversion of the preferred stock into shares of the Company’s common stock is precluded by the equity blockers set forth in the certificate of designation and in Section 17 of the 2014 Plan to ensure compliance with NASDAQ Listing Rule 5635(d).

The issuance of these securities pursuant to the Consulting Agreement was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.  The foregoing description of the Consulting Agreement is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the Consulting Agreement attached hereto as Exhibit 10.1, which is incorporated herein by this reference.

The matters set forth in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2014 Plan

On September 16, 2014, the board of directors (the “Board”) of the Company approved and adopted, subject to shareholder approval on or prior to September 16, 2015, the Company’s 2014 Equity Incentive Plan (the “2014 Plan”).

The 2014 Plan authorizes the issuance of up to an aggregate maximum of 1,500,000 shares of the Company’s common stock, subject to adjustment as described in the 2014 Plan. The 2014 Plan shall be administered by a committee appointed by the Board (the “Committee”), which shall consist of two or more directors who qualify as (i) “Independent Directors” (as such term is defined under the rules of the NASDAQ Stock Market), (ii) “Non-Employee Directors” (as such term is defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended) and (iii) “Outside Directors” (as such term is defined in Section 162(m) of the United States Internal Revenue Code of 1986, as amended). The Committee, in its discretion, selects the individuals to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards. The 2014 Plan authorizes the Company to grant stock options, restricted stock, preferred stock, other stock based awards, and performance awards. Awards may be granted to the Company’s directors, officers, consultants, advisors and employees. Unless earlier terminated by the Board, the 2014 Plan will terminate, and no further awards may be granted, after September 16, 2024.

Non-Employee Director Compensation

Additionally, on September 16, 2014, the Board unanimously approved and adopted the Company’s Non-Employee Director Compensation Plan (the “Non-Employee Director Plan”).  Pursuant to the Non-Employee Director Plan, the Board authorized compensation for Non-Employee Directors for the period through the next regularly scheduled Shareholders Meeting as follows:

•	An annual cash retainer equal to $36,000;

•	For each member of the Audit Committee, an annual cash fee equal to $2,500, except in the case of the Chairman of the Audit Committee, who shall receive an annual cash fee equal to $10,000;

•
For each member of the Compensation Committee, an annual cash fee equal to $2,500, except in the case of the Chairman of the Compensation Committee, who shall receive an annual cash fee equal to $5,000;

•
For each member of the Nominating and Corporate Governance Committee, an annual cash fee equal to $2,500, except in the case of the Chairman of the Nominating and Corporate Governance Committee, who shall receive an annual cash fee equal to $5,000; and

•
An annual option grant (an “Option Award”) to purchase 10,000 shares of the Company’s common stock with a 5 year term, generally based on the closing price of the Company’s common stock on the date of such grant, which shall vest in 12 equal installments over a 12 month period.

The Non-Employee Director Plan provides that non-employee directors may annually elect to receive all or a part of their compensation in the form of options or restricted shares of the Company’s common stock, in lieu of cash payments, under the 2014 Plan, subject to shareholder approval of the 2014 Plan on or prior to September 16, 2015. The number of shares issued in lieu of cash payment, if any, whether in the form of options or restricted shares, shall be calculated based upon the closing price of the Company’s common stock on the day prior to the issuance of such options or restricted shares.

Accordingly, on September 16, 2014, the Board approved the form of compensation for the following non-employee directors under the Non-Employee Director Plan as follows:

•
In addition to an Option Award, Edward Kovalik shall receive his compensation as Chairman of the Nominating and Corporate Governance Committee and as a member of the Audit and Compensation Committees in the form of restricted shares of the Company’s common stock in an amount equal to $46,000 per annum, subject to shareholder approval on or prior to September 16, 2015;

•
In addition to an Option Award, William Rosellini shall receive his compensation as Chairman of the Audit Committee and as a member of the Compensation and Nominating and Corporate Governance Committees in the form of cash payment in the amount of $51,000 per annum; and

•
In addition to an Option Award, Stuart Smith shall receive his compensation as Chairman of the Compensation Committee and as a member of the Audit and Nominating and Corporate Governance Committees in the form of restricted shares of the Company’s common stock in an amount equal to $46,000 per annum, subject to shareholder approval on or prior to September 16, 2015.

The Option Award granted to the foregoing individuals has an exercise price of $14.89, which is the closing price of the Company’s common stock on September 15, 2014.

Under the Non-Employee Director Plan, the Board is authorized to retain a third party valuation expert to value any awards of restricted stock to the non-employee directors pursuant to the Non-Employee Director Plan.

The foregoing description of the Company’s 2014 Plan and Non-Employee Director Plan is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the Company’s 2014 Plan and Non-Employee Director Plan, attached hereto as Exhibit 10.2and 10.3, respectively, which are incorporated herein by this reference.

Any grants pursuant to the 2014 Plan described in this Current Report on Form 8-K to the Consultant or to any non-employee directors of the Company shall be cancelled if shareholder approval of the 2014 Plan is not obtained on or prior to September 16, 2015.

Item 5.07  Submission of Matters to a Vote of Security Holders

The annual meeting (the “Meeting”) of the Company’s shareholders was held on September 16, 2014, at 11111 Santa Monica Blvd., Suite 210, Los Angeles, CA 90025.

The following items of business were voted upon by the shareholders at the Meeting:

(1)
A proposal to re-elect five (5) directors in each of the following classes: (i) John Stetson and Edward Kovalik for election as Class I directors, to serve until the 2015 annual meeting of stockholders; (ii) Stuart Smith and William Rosellini for election as Class II directors, to serve until the 2016 annual meeting of stockholders; and (iii) Doug Croxall for election as a Class III director, to serve until the 2017 annual meeting of stockholders.  Directors elected at the Meeting will hold office until their respective successors are elected and qualified, or until their earlier death, resignation or removal.

All director nominees were re-elected and the votes cast were as follows:

Director	For	Withheld	Broker non-votes
John Stetson	2,291,231	50,846	1,943,372
Edward Kovalik	2,291,260	50,817	1,943,372
Stuart Smith	2,291,260	50,817	1,943,372
William Rosellini	2,291,260	50,817	1,943,372
Doug Croxall	2,291,260	50,817	1,943,372

(2)
A proposal to approve, on an advisory basis, the 2013 compensation of the Company's named executive officers disclosed in the Executive Compensation section and the related compensation tables, notes and narrative in the Schedule 14A Proxy Statement for the Company's 2014 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on August 18, 2014.

On an advisory basis, the 2013 compensation of the Company's named executive officers disclosed in the Executive Compensation section and the related compensation tables, notes and narrative in the Schedule 14A Proxy Statement for the Company's 2014 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on August 18, 2014, was approved and the votes were cast as follows:

For	Against	Abstain	Broker non-votes
2,281,689	48,290	12,098	1,943,372

(3)	A proposal to approve, on an advisory basis, whether the Company’s say-on-pay vote should occur every one, two or three years.

On an advisory basis, the proposal that the Company conduct an advisory vote on executive compensation every three years was approved and the votes were cast as follows:

Term	For	Abstain	Broker non-votes
1 Year	350,645	201	1,943,372
2 Years	563,949	201	1,943,372
3 Years	1,427,282	201	1,943,372

(4)	A proposal to ratify the appointment of SingerLewak LLP as the Company’s independent certified public accountants for the fiscal year ending December 31, 2014.

The ratification of the appointment of SingerLewak LLP as the Company’s independent certified public accountants for the fiscal year ending December 31, 2014, was approved and the votes were cast as follows:

For	Against	Abstain	Broker non-votes
4,257,527	1,001	26,921	1,943,372
Item 9.01  Financial Statements and Exhibits

(d)           Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Consulting Agreement by and between Marathon Patent Group, Inc. and GRQ Consultants, Inc. dated September 17, 2014
10.2	Marathon Patent Group, Inc. 2014 Equity Incentive Plan, dated September 16, 2014
10.3	Marathon Patent Group, Inc. 2014 Non-Employee Director Compensation Plan, as amended, dated September 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Patent Group, Inc.

Date: September 19, 2014	By:	/s/ Francis Knuettel II
Name: Francis Knuettel II
Title: Chief Financial Officer